Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 1, 2013, with respect to the consolidated financial statements of MVP REIT, Inc. (formerly MVP Monthly Income Realty Trust, Inc., a Maryland Corporation in the Development Stage) contained in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 and to the use of our name as it appears under the caption “Experts.”

JLK Rosenberger, LLP

/s/ JLK Rosenberger, LLP

Irvine, California

April 9, 2015